UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
August 22, 2022

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	85-1872418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 Canal Street New York, NY		10013 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BARK WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2022, BARK, Inc. (the “Company”) announced that Kevin Eyerman joined as its Vice President of Accounting, Controller, effective August 22, 2022. Howard Yeaton ceased serving in the capacity of interim Principal Accounting Officer of the Company effective as of August 22, 2022 and will continue to serve as the Company’s Interim Chief Financial Officer.

Mr. Eyerman, age 52, most recently served as Vice President, Global Controller, for Elite World Group, a global leader in fashion talent management, a position he held since June 2021. Prior to Elite World Group, he served as Chief Accounting Officer for Ideal Image Development Corp., a personal aesthetics and wellness company, from July 2019 to June 2021 and as Vice President, Corporate Controller for Globecomm Systems Inc., a global satellite communications company, from July 2018 to May 2019. Prior to that, Mr. Eyerman served as Corporate Controller for Napa Management Services Corporation, the practice management provider for the largest single-specialty, clinician-led anesthesia organization in the U.S., from October 2012 to April 2018.

Mr. Eyerman’s offer letter with the Company (the “Offer Letter”) provides for an annual compensation package consisting of a base salary of $285,000 and a target bonus opportunity of 30% of base salary (prorated for fiscal year 2023). Mr. Eyerman will also receive an initial grant of 75,000 restricted stock units (“RSUs”) and 25,000 options to purchase common stock of the Company (the “Options”) under the Company’s 2021 Equity Incentive Plan, of which 25% will vest August 10, 2023 and the balance will vest quarterly over twelve quarters in substantially equal amounts, subject to Mr. Eyerman’s continued employment. In addition, the Offer Letter provides for a one-time sign-on bonus in the amount of $40,000, 50% of which will be paid now and the balance will be paid on August 22, 2023, subject to Mr. Eyerman’s continued service and to repayment if Mr. Eyerman is terminated for cause or voluntarily resigns prior to August 22, 2023.

Mr. Eyerman will enter into the Company’s Severance and Change in Control Agreement and the Company’s Indemnity Agreement in the same form, respectively, entered into by the Company’s other executive officers.

There is no arrangement or understanding between Mr. Eyerman and any other persons pursuant to which Mr. Eyerman was selected as Vice President of Accounting, Controller of the Company. Furthermore, there are no transactions between Mr. Eyerman and the Company that would be required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Eyerman and any of the Company’s directors or executive officers.

Item 7.01 Regulation FD Disclosure.

The Company’s announcement, dated August 26, 2022, announcing the appointment of Mr. Eyerman is furnished as Exhibit 99.1 to this report.

The information in Item 7.01 of this report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Announcement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: General Counsel and Secretary

Date: August 26, 2022